Exhibit 99.1

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102

CONTACTS:
Investor Relations	Media Relations
Carlotta Chan	Marijke Shugrue
973-430-6565	908-531-4253
Carlotta.Chan@pseg.com	Marijke.Shugrue@pseg.com

PSEG Completes Sale of New Jersey and Maryland Fossil Generating Assets to ArcLight Capital Partners

Sale Marks Progress in Shifting Business Mix Toward 90% Regulated Utility,

Highlights Strong ESG Profile and Clean Energy Infrastructure Strategy

(NEWARK, N.J. – Feb. 18, 2022) – Public Service Enterprise Goup (PSEG) completed the previously announced sale of PSEG Fossil’s generating assets located in New Jersey and Maryland to a subsidiary of ArcLight Energy Partners Fund VII, L.P., a fund controlled by ArcLight Capital Partners, LLC. Completion of the sale of the New Jersey and Maryland assets concludes one of the two transactions that together comprise the sale of PSEG Fossil’s 6,750-megawatt portfolio of 13 fossil generation units in New Jersey, Connecticut, Maryland and New York.

“This sale marks a key milestone in the Strategic Alternatives process we initiated in July 2020 and positions us to continue to grow our regulated utility, PSE&G, complemented with more predictable carbon-free generation and infrastructure,” PSEG Chairman, President and CEO Ralph Izzo said. “PSEG is focused on clean energy and infrastructure investments to drive regulated utility growth, with a vision toward powering a future where people use less energy, and it’s cleaner, safer and delivered more reliably than ever. PSEG’s improved business mix, on track to achieve 90% regulated, further enhances an already compelling environmental, social and governance profile.”

PSEG’s Strategic Alternatives process reduces overall business risk and earnings volatility, and highlights our investments and opportunities in regional offshore wind and the preservation of our existing nuclear fleet. PSEG also has decarbonization goals, including our participation in the U.N.-backed Race to Zero campaign.

Furthermore, subject to the satisfaction of required closing conditions, including applicable regulatory approvals, PSEG anticipates completing the sale of PSEG Fossil’s New York and Connecticut generating assets within the first quarter of 2022.

Details and additional information may be available as part of PSEG’s regularly scheduled quarterly financial presentations; sign up for alerts HERE. PSEG provided a detailed strategy and financial update in its Investor Day, held on Sept. 27, 2021. Materials from the event can be found on our investor website or by clicking here, including the presentation and video replays. For details on PSEG’s approach to climate and sustainability, view its most recent report HERE.

Goldman Sachs & Co. is serving as financial adviser, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to PSEG in connection with the PSEG Fossil transaction.

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About PSEG

Public Service Enterprise Group Inc. (PSEG) (NYSE: PEG) is a publicly traded diversified energy company with approximately 13,000 employees. Headquartered in Newark, N.J., PSEG’s principal operating subsidiaries are: Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island. PSEG is a Fortune 500 company included in the S&P 500 Index and has been named to the Dow Jones Sustainability Index for North America for 13 consecutive years (https://corporate.pseg.com).

Forward-Looking Statement

The statements contained in this press release that are not purely historical are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the occurrence of any event, change, development, occurrence or circumstance that could give rise to the termination of the agreement relating to the sale of PSEG Fossil’s New York and Connecticut generating assets due to, among other things, the failure to satisfy any of the conditions to the closing therein, including that a regulatory authority or other third party may prohibit, delay, impair or refuse to grant approval for or consent to the consummation of the proposed transaction. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission (SEC), and available on our website: https://investor.pseg.com. All of the forward-looking statements made in this press release are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this press release apply only as of the date hereof. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

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